PRE 14A
                                Preliminary Proxy

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14 (a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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[ ]  Soliciting Material Pursuant to ss. 240.14a-11 (C) or ss. 240.14a-12


                              ALFACELL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                             KEVIN T. COLLINS, ESQ.
    (Name of Person (s) Filing Proxy Statement if other than the Registrant)

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                                Preliminary Copy

                              ALFACELL CORPORATION

                              225 Belleville Avenue
                          Bloomfield, New Jersey 07003
                                 (973) 748-8082

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 9, 1997

To our Stockholders:

     You are hereby notified that the annual meeting of stockholders (the "Annual Meeting") of Alfacell Corporation, a Delaware corporation ("Alfacell" or the "Company") will be held at the Radisson Suite Hotel Meadowlands, 350 Route 3 West, Mill Creek Drive, Secaucus, New Jersey 07094 on Tuesday, December 9, 1997 at 10:00 a.m. local time, for the following purposes:

     1.   To elect five directors (Proposal No. 1);

     2.   To approve the Company's 1997 Stock Option Plan (Proposal No. 2);

     3. To increase the number of authorized shares of Common Stock, par value $.001 (Proposal No. 3);

     4. To ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending July 31, 1998 (Proposal No. 4); and

     5. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock, par value $.001 per share, at the close of business on October 20, 1997 are entitled to notice of and to vote at the Annual Meeting.

     Alfacell hopes that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                   By order of the board of directors,


                                   Gail E. Fraser, Secretary

Bloomfield, New Jersey
November ____, 1997

                              ALFACELL CORPORATION

                                    ---------

                                 PROXY STATEMENT

                                    ---------

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") of Alfacell Corporation ("Alfacell" or the "Company") to be held on Tuesday,
December 9, 1997 and at any adjournment thereof. The accompanying proxy is solicited by the board of directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement was first mailed to stockholders of the Company on or about November _____, 1997, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1997. The principal executive offices of the Company are located at 225 Belleville Avenue, Bloomfield, New Jersey 07003, telephone (973) 748-8082.


                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only holders of the Company's common stock, par value $.001 per share
(the "Common Stock" or "Common Shares"), at the close of business on October 20, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 14,847,793 Common Shares, were outstanding and will be entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. There are no cumulative voting rights.

     To be elected, a director must receive a plurality of the votes of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the outstanding Common Shares is required for the approval of Proposal No. 3. The affirmative vote of at least a majority of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, whether or not a quorum is present when the vote is taken, is necessary for approval of Proposal No. 2 and Proposal No. 4. A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the Common Shares outstanding as of the Record Date.

     Pursuant to Delaware General Corporation Law, votes cast "For" a matter constitute affirmative votes. Proxy cards which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non- votes will be treated as shares that are present for purposes of determining the presence of a quorum. With respect to proposals which require the affirmative vote of a percentage of votes present at the Annual Meeting for approval, however, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matters. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non-votes are not cast "For" a particular matter, they will have the same effect as a negative vote or votes "Against" such matter.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company By-Laws provide that the full Board of Directors shall not be less than one, nor more than ten Directors, as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors is currently fixed at eight Directors and pursuant to a determination of the Board will be fixed at five Directors as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     The nominees for election to the office of Director, and certain information with respect to their ages and backgrounds, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as directors. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy should occur before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate. Alan Bell, Robert Henry and Allen Siegel have elected to retire from the Board of Directors and will not stand for election.

                 Nominees for Election to the Office of Director
                              at the Annual Meeting

              Nominee            Age            Director         Position with the Company
              -------            ---            --------         -------------------------
                                                 Since
Kuslima Shogen                    52             1981           Chief Executive Officer, Chairman of the
                                                                Board

Gail E. Fraser                    39             1995           Vice President, Finance, Chief Financial
                                                                Officer and Director

Stanislaw M. Mikulski,            53             1986           Executive Vice President, Medical Director
M.D.                                                            and Director

Stephen K. Carter, M.D.(1)(2)     59             1997           Director and Chairman of the Scientific
                                                                Advisory Board

Donald Conklin (1)(2)             61             1997           Director


(1)  Member of Compensation Committee
(2)  Member of Audit Committee


     The Board of Directors recommends a vote FOR Ms. Shogen and Ms. Fraser, Dr. Mikulski, Dr. Carter and Mr. Conklin as Directors (Proposal No. 1 on the Proxy
Card).


                         BUSINESS EXPERIENCE OF NOMINEES

     Kuslima Shogen has served as the Company's Chief Executive Officer since September 1986, Chairman of the Board since August, 1996, and as a Director since the inception of the Company. She also served as the Company's Chief Financial Officer from September 1986 through July 1994 and as its

President from September 1986 through July 1996. Ms. Shogen formed the Company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickenson University. Prior to founding Alfacell, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickenson, and also completed graduate studies in 1978 in embryology. Ms. Shogen was the first teaching fellow from Fairleigh Dickenson's Rutherford, NJ campus. She graduated Phi Beta Kappa.

     Gail E. Fraser joined the Company as its Chief Financial Officer in July 1994 and subsequently became a Director in April, 1995. From August 1993 to July 1994, she served as a consultant to the Company and was the Company's business, financial and accounting advisor. From April 1989 to February 1993, Ms. Fraser served as the Chief Financial Officer of Enzon, Inc., a biopharmaceutical company located in Piscataway, New Jersey, where she was responsible for raising more than $80 million in equity capital. From 1982 to 1989, she served as the Vice President of Finance and Controller for Sidmak Laboratories, Inc., a generic drug manufacturer located in East Hanover, New Jersey. Ms. Fraser earned a B.S. degree in accounting from Kean University of New Jersey in 1985 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1993. She is also a Certified Public Accountant in the state of New Jersey.

     Stanislaw M. Mikulski, M.D., F.A.C.P. has served the Company as Executive Vice President and Medical Director since 1987 and as a Director since 1986. Prior to his affiliation with Alfacell, Dr. Mikulski was Special Assistant to the Chief of the Investigational Drug Branch of the National Cancer Institute ("NCI") and the Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment. Prior to joining the Company, he maintained a private practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology as well as a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology. Dr. Mikulski is currently a clinical assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D. in 1967 from the Medical School of Warsaw, Poland and subsequently performed post-doctoral studies in human tumor immunology at the University of California in Los Angeles.

     Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of the Company's Scientific Advisory Board. In addition to his positions with Alfacell, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anticancer and antiviral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development for their Pharmaceutical Research Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the NCI, including the position of Deputy Director at the National Institutes of Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco, and New York University. Dr. Carter has
published extensively on the development of anticancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the Board of Directors of Allos Therapeutics.

     Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON A(R) (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the Board of Directors of Vertex Pharmaceuticals, Inc., CytoTherapeutics, Inc. and BioTransplant, Inc.

     The SEC has notified Ms. Shogen, Dr. Mikulski and Dr. Siegel (the "Reporting Persons") that the Division of Enforcement had commenced an informal investigation (the "SEC Investigation") of certain allegedly late filings required to be made by the Reporting Persons pursuant to Sections 13 and 16 of the Securities and Exchange Act of 1934 (the "Exchange Act") with respect to changes in beneficial ownership of the Company's securities which occurred for each of the Reporting Persons during the years 1983 to 1994. The alleged filing violations relate solely to the filings of required forms, and to the Company's knowledge, the Enforcement Division has not alleged any fraudulent conduct by any of the Reporting Persons. The Reporting Persons and the Company have been cooperating fully with the SEC in connection with its investigation. The SEC has advised the Reporting Persons that its staff is considering recommending the commencement of an enforcement proceeding in which the SEC would attempt to seek a cease-and-desist order against the Reporting Persons and monetary penalties for all of the Reporting Persons totaling $55,000 as a result of the alleged late filings. Settlement discussions between the staff and the Reporting Persons are ongoing. Since mid-1994 when the Company and its officers and directors, with the assistance of the Company's current securities counsel fully implemented a comprehensive Section 16(a) compliance program, all changes of beneficial ownership for the Reporting Persons which have occurred have been reported on a timely basis, except for one late form filing by Ms. Shogen in fiscal 1996 which was reported in the Company's fiscal 1996 Proxy Statement. See "Compliance with Section 16(a) of the Exchange Act".


               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS
                           AND COMMITTEES OF THE BOARD

     Seven meetings of the Company's board of directors were held during the fiscal year ended July 31, 1997. As of July 31, 1997 there were two standing committees of the Board, a Compensation Committee and an Audit Committee. During fiscal 1997, the Compensation Committee was comprised of Alan Bell, Robert R. Henry and Allen Siegel. The primary functions of the Compensation Committee are to administer the 1993 Stock Option Plan and the 1997 Stock Option Plan, determine the compensation of the Company's officers and senior management and review compensation policy for all of the Company's employees. The Compensation Committee met once during the fiscal year ended July 31, 1997. All of the decisions regarding executive compensation were made by the Compensation Committee during the fiscal year ended July 31, 1997. During fiscal 1997, the Audit Committee was comprised of Alan Bell and Robert R. Henry.

     The primary functions of the Audit Committee are to meet with the Company's independent auditors to discuss and review audit procedures and issues, meet with management on matters concerning the Company's financial condition, internal controls and year-end audit, and report to the Board on such matters. The Audit Committee met one time during the fiscal year ended July 31, 1997. During fiscal 1997, no incumbent director attended fewer than 75 % of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such director served. On October 31, 1997 Messrs. Bell and Henry and Dr. Siegel retired from the Compensation Committee and Mr. Conklin and Dr. Carter were elected to the Compensation Committee. On October 31, 1997 Mssrs. Bell and Henry retired from the Audit Committee and Mr. Conklin and Dr. Carter were elected to the Audit Committee.


                             EXECUTIVE COMPENSATION

Directors' Compensation

     Directors receive no cash compensation in consideration for their serving on the Board of Directors.

     In November 1993 and January 1994, the Board of Directors and the stockholders, respectively, approved the Company's 1993 Stock Option Plan (the "Plan") which, among other things, provides for automatic grants of options ("Automatic Grants") under a formula (the "Formula") to non-employee directors ("Independent Directors" ) on an annual basis.

     The Formula provides that (I) on each December 31st each Independent Director receives automatically an option to purchase 15,000 shares of the Company's Common Stock (the "Regular Grant"); and (ii) on the date of each Independent Director's initial election to the Board of Directors, such newly elected Independent Director automatically receives an option to purchase such Independent Director's pro rata share of the Regular Grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year (the "Pro Rata Grant"). Each option granted pursuant to a Regular Grant and a Pro Rata Grant vests and becomes exercisable on the December 30th following the date of grant. Notwithstanding the foregoing, an option will not become exercisable as to any shares unless such Independent Director has served continuously on the Board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date such Independent Director joined the Board until the date on which such options are scheduled to vest and become exercisable; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options held by such Independent Director nonetheless vest and become exercisable as described herein. An option granted pursuant to the Formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the Formula is required to be equal to the fair market value of a share of Common Stock on the date of grant.

     During the fiscal year ended July 31, 1997, the following Independent Directors were granted the options listed below pursuant to the Formula under the 1993 Plan and the Company's 1997 Stock Option Plan (the "1997 Plan"). The exercise prices of the options are equal to the fair market value of the Common Stock on the date of grant.

Name                     Number of Options      Exercise Price       Expiration
----                     -----------------      --------------       ----------

Alan Bell                      15,000               $ 6.97            12/30/02

Stephen K. Carter               8,750               $ 5.20            12/30/02

Donald Conklin                  8,750               $ 5.28            12/30/02

Robert R. Henry                15,000               $ 6.97            12/30/02

Allen Siegel                   15,000               $ 6.97            12/30/02


     The options granted to Mssrs. Bell and Henry and Dr. Siegel will vest and become exercisable upon their retirement from the Board.

     If the 1997 Plan is approved by stockholders, Independent Directors will receive automatic grants of options under that Plan pursuant to a formula which is substantially identical to the Formula in the 1993 Plan. See "Proposal No. 2."


                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                                  PARTICIPATION

     During the fiscal year ended July 31, 1997, the members of the Board of Directors who served on the Compensation Committee of the Board of Directors were Alan Bell, Robert R. Henry and Allen Siegel.

     Dr.  Siegel  has made a  request  for  indemnification  by the  Company  in connection with the SEC's informal investigation regarding his alleged violations of Section 16 of the Exchange Act pursuant to his indemnification agreement with the Company. See "Certain Relationships and Related Transactions".

Summary Compensation Table

     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 1997, 1996 and 1995 earned by the Chief Executive Officer and the only three other executive officers of the Company during the last three fiscal years (the "Named Executive Officers").


                                                                                                Long Term
                                              Annual Compensation                              Compensation
                          -----------------------------------------------------------        ---------------
                                                                                              Securities
                                                                           Other Annual       Underlying         All Other
      Name and                                                             Compensation         Options/         Compensation
 Principal Position          Year         Salary($)         Bonus($)          ($)(1)            SARs(#)               ($)
-----------------------    --------     -------------     -----------    ----------------    --------------    ----------------
Kuslima Shogen               1997          $150,000          - 0 -             - 0 -            - 0 - (3)           - 0 -
Chief Executive              1996           150,000          - 0 -             - 0 -           500,000(4)           - 0 -
Officer and                  1995           150,000          - 0 -             - 0 -             - 0 -              - 0 -
Chairman of the
Board of
Directors(2)

                                                                                                Long Term
                                              Annual Compensation                              Compensation
                          -----------------------------------------------------------        ---------------
                                                                                              Securities
                                                                           Other Annual        Underlying         All Other
      Name and                                                             Compensation         Options/         Compensation
 Principal Position          Year         Salary($)         Bonus($)          ($)(1)            SARs(#)               ($)
-----------------------    --------     -------------     -----------    ----------------    --------------    ----------------
Michael C. Lowe              1997          $189,968          - 0 -             - 0 -           175,000(5)           - 0 -
  President(5)               1996           - 0 -            - 0 -             - 0 -             - 0 -              - 0 -
                             1995           - 0 -            - 0 -             - 0 -             - 0 -              - 0 -

Gail E. Fraser(6)            1997          $130,000          - 0 -             - 0 -             - 0 -(3)           - 0 -
Vice President,              1996           130,000          - 0 -             - 0 -             - 0 -              - 0 -
   Finance and               1995           121,163          - 0 -             - 0 -             - 0 -              - 0 -
   Chief Financial
   Officer

Stanislaw M.                 1997          $130,000          - 0 -             - 0 -             - 0 -(3)           - 0 -
Mikulski(7)                  1996           130,000          - 0 -             - 0 -           250,000(4)           - 0 -
Executive Vice               1995           130,000          - 0 -             - 0 -             - 0 -              - 0 -
 President and
 Medical Director


(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Executive Officers' total annual salary and bonus.

(2) No salary was paid to Ms. Shogen in fiscal 1995 and this salary was accrued on the Company's financial statements as obligations owed to Ms. Shogen. During fiscal 1996, Ms. Shogen was paid $150,000 representing payment in full of accrued back salary. Ms. Shogen was paid her salary in full for fiscal 1996 and 1997.

(3) Except for the options granted to Dr. Lowe and described in note (5), no options were granted to the Named Executive Officers during the fiscal year ended July 31, 1997.

(4) These options were originally granted during the fiscal year ended July 31, 1992, and were due to expire by their terms in September 1995. In September 1995, the exercise period for these options was extended until September 1996 and the per share exercise price was increased to $3.87 per share, the fair market value of the Common Stock on the date of such extension. These options were exercised at an exercise price of $3.87 per share during fiscal 1996 and 1997. See "Option Exercises and Fiscal Year-End Values."

(5) Dr. Lowe was hired as President of the Company in August 1996 and resigned as of July 31, 1997. He was originally granted options to purchase 650,000 shares of Common Stock at an exercise price of $4.70 per share, the fair market value of the Common Stock on the date of grant. Pursuant to a separation agreement between Dr. Lowe and the Company, of these options, 100,000 options vested immediately upon grant and expire January 31, 1999, 75,000 options vested July 31, 1997 and expire January 31, 1999, and the remaining 475,000 options were canceled upon his resignation as President of the Company. See "Employment and Termination Agreements."

(6) In fiscal 1995, $96,163 of Ms. Fraser's salary was paid to Ms. Fraser. That portion of Ms. Fraser's salary which was not paid to her was accrued on the Company's financial statements as obligations owed to Ms. Fraser. During fiscal 1996, Ms. Fraser was paid $25,000 representing payment in full of accrued back salary. Ms. Fraser was paid her salary in full for fiscal 1996 and 1997.

(7) In fiscal 1995, $5,000 of Dr. Mikulski's salary was paid to Dr. Mikulski. That portion of Dr. Mikulski's salary which was not paid to him was accrued on the Company's financial statements as obligations owed to Dr. Mikulski. During fiscal 1996, Dr. Mikulski was paid $125,000 representing payment in full of accrued back salary. Dr. Mikulski was paid his salary in full for fiscal 1996 and 1997.

Option Grants in Last Fiscal Year

     The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended July 31, 1997:

===================================================================================================================================
                                  Individual Grants
                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                Price Appreciation for Option
                                                                                                          Term (1)
------------------------------------------------------------------------------------------
                       Number of
                      Securities          % of Total
                      Underlying        Options Granted     Exercise or
                        Options         to Employees in     Base Price      Expiration
        Name          Granted (#)         Fiscal Year        ($/Share)         Date
                                                                                         -------------------------------------------
                                                                                              0%($)         5%($)        10%($)
------------------------------------------------------------------------------------------------------------------------------------
Kuslima Shogen             0                  --                --              --              -             -            -

Gail E. Fraser             0                  --                --              --              -             -            -

Stanislaw M.               0                  --                --              --              -             -            -
Mikulski

Michael C.            175,000(2)             61.4%             $4.70          1/31/99           0          $41,125      $82,250
Lowe
====================================================================================================================================

(1) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise price of the options equals the market price of the underlying Common Stock on the date the options were granted, and thus the options will have no value unless the Company's stock price increases above the exercise price.

(2) Dr. Lowe was hired as President of the Company in August 1996 and resigned as of July 31, 1997. He was originally granted options to purchase 650,000 shares of Common Stock at an exercise price of $4.70 per share, the fair market value of the Common Stock on the date of grant. Pursuant to a separation agreement between Dr. Lowe and the Company, of these options, 100,000 options vested immediately upon grant and expire January 31, 1999, 75,000 options vested July 31, 1997 and expire January 31, 1999, and the remaining 475,000 options were canceled upon his resignation as President of the Company.

Option Exercises and Fiscal Year-End Values

     The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended July 31, 1997 and unexercised options held as of July 31, 1997.

====================================================================================================================================
                                                               Number of Securities                  Value of Unexercised
                                                              Underlying Unexercised                  In-The-Money Options
                                                            Options at Fiscal Year-End              at Fiscal Year-End($)(2)
                                                                        (#)
-------------------------------------------------------
                         Shares             Value
         Name          Acquired on        Realized       Exercisable        Unexercisable      Exercisable        Unexercisable
                      Exercise (#)         ($)(1)
------------------------------------------------------------------------------------------------------------------------------------
Kuslima Shogen                422,500        $295,170       1,245,967              430,240       $1,628,817             $569,890

Gail E. Fraser                   None            None         335,000              140,000         $143,300              $53,200

Stanislaw M.                  163,500        $138,902         325,128              106,281         $424,215             $140,302
Mikulski

Michael C. Lowe                  None            None         195,000                - 0 -          $27,400                - 0 -
====================================================================================================================================

(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) The fair market value of the Common Stock at the fiscal year end was based on the average of the bid and asked price ($4.49) for the Common Stock as reported by the NASDAQ SmallCap Market on the last date of the fiscal year, July 31, 1997.


Employment and Termination Agreements

     On October 9, 1997 the Company entered into a separation agreement and general release (the "Separation Agreement") with Dr. Michael Lowe pursuant to which (i) Dr. Lowe confirmed his resignation as president, director and employee of the Company effective as of July 31, 1997, (ii) the Company agreed to pay Dr. Lowe a total of $100,000 during the period commencing August 1, 1997 through January 31, 1998, (iii) the Company and Dr. Lowe agreed that of the 650,000 options granted to Dr. Lowe when he became the Company's president, 100,000 options had vested immediately upon grant and will remain exercisable until January 31, 1999, 75,000 options had vested as of August 1, 1997 and will remain exercisable until January 31, 1999 and 475,000 options were canceled as of July 31, 1997 (iv) the Company agreed under certain circumstances to pay for health insurance for Dr. Lowe and his dependents until July 31, 1998, (v) Dr. Lowe and the Company released each other from all claims and (vi) Dr. Lowe agreed not to compete with the Company until January 31, 1998.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1997, the Compensation Committee consisted of three non-employee directors. The three directors who comprised the Compensation Committee during fiscal 1997 are retiring from the board effective as of the date of the fiscal 1997 Annual Meeting and two non-employee directors were elected to replace the retiring directors on the Compensation Committee on October 31, 1997. This report is rendered by the three directors who sat on the Compensation Committee and made all compensation decisions regarding the Company's executive officers, including the Named Executive Officers in the Summary Compensation Table, during fiscal 1997.

     As with many other biotechnology companies, Alfacell's current level of development and the highly volatile nature of biotechnology stocks in general makes executive compensation which is based on sales and earnings goals, or strictly based on stock performance, impracticable. In determining compensation, the Compensation Committee generally reviews the progress made by the individual officer in attaining his or her individual goals and the progress made by the Company in its drug development programs. In addition, the Compensation Committee keeps the Company's stock performance in mind when making compensation decisions. Finally, the Compensation Committee generally reviews and takes into account, competitive factors regarding compensation. The compensation of the Company's executive officers consists of three principal components: (I) base salary and benefits, (ii) a bonus based on individual contributions evaluated against annual goals and (iii) long-term incentives in the form of stock option grants.

     Kuslima Shogen, Gail E. Fraser and Dr. Stanislaw M. Mikulski did not receive any salary increases, bonuses or option grants for fiscal 1997. Considering the fact that the Company's stock had not performed in a manner which they considered to be satisfactory given general market conditions and in an attempt to limit increases in cash expenditures (including compensation costs), these executive officers did not petition the Compensation Committee for additional compensation even though the Company's goals as set forth at the 1996 Annual Meeting had satisfactorily been achieved. The amounts paid to Dr. Michael Lowe were based upon arms-length negotiations between the Company and Dr. Lowe, taking into account competitive factors and Dr. Lowe's compensation at his prior employer.

                                             THE COMPENSATION COMMITTEE

                                             Robert Henry, Chairman
                                             Alan Bell
                                             Allen Siegel

                      Stockholder Return Performance Graph
                      ------------------------------------

     The graph below summarizes the total cumulative return experienced by the Company's stockholders from July 31, 1992 to July 31, 1997, compared to the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
    AMONG ALFACELL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ
                              PHARMACEUTICAL INDEX


--------------------------------------------------------------------------------
Research Holdings, Ltd.                 Total Return - Data Summary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACEL                                        Cumulative Total Return

--------------------------------------------------------------------------------
                                7/92     7/93    7/94    7/95    7/96    7/97
--------------------------------------------------------------------------------
ALFACELL CORPORATION             100     126      66      53      97      89
--------------------------------------------------------------------------------
NASDAQ STOCK MARKET (U.S.)       100     122     125     176     191     283
--------------------------------------------------------------------------------
NASDAQ PHARMACEUTICAL            100      80      71      99     120     141
INDEX
--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As of October 25, 1996, when the Company filed its definitive Proxy Statement for fiscal year 1996 indicating that during the fiscal year ended July 31, 1996, the officers, directors and 10% beneficial owners of the Company filed in a timely manner all reports required to be filed pursuant to Section 16(a) of the Exchange Act, the Company had received no forms or other information from any reporting person indicating that there were any transactions that had not been previously fully reported which were not disclosed in a previous proxy statement or Form 10-KSB filed by the Company. Thereafter, the SEC advised the Reporting Persons that forms reflecting changes in their respective beneficial ownership of Alfacell securities which occurred between three and fifteen years ago, had been filed late. The SEC also asked the Reporting Persons to confirm whether forms for all other changes in beneficial ownership had in fact been filed.

     The Reporting Persons and the Company voluntarily undertook an extensive search for and review of records to determine the extent to which any such changes in beneficial ownership were not previously fully reported. The Company has learned of the following filing deficiencies:

     As of July 31, 1997, Kuslima Shogen had one late Form 3, 43 late Form 4s, 3 late Form 5s and 189 transactions not reported on a timely basis. As of July 31, 1997, Ms. Shogen had failed to file 40 Form 4s and had failed to report 187 transactions. Subsequent to July 31, 1997, Ms. Shogen filed a Form 5 reporting all such unreported transactions.

     As of July 31, 1997, Stanislaw Mikulski had one late Form 3, 8 late Form 4s, one late Form 5 and 11 transactions not reported on a timely basis. As of July 31, 1997, Dr. Mikulski had failed to file 18 Form 4s, two Form 5s and had failed to report 79 transactions. Subsequent to July 31, 1997, Dr. Mikulski filed a Form 5 reporting all such unreported transactions.

     As of July 31, 1997, Allen Siegel had one late Form 3, 22 late Form 4s, 3 late Form 5s and 28 transactions not reported on a timely basis. As of July 31, 1997, Dr. Siegel had failed to file 27 Form 4s, one Form 5 and had failed to report 54 transactions. Subsequent to July 31, 1997, Dr. Siegel filed a Form 5 reporting all such unreported transactions.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of the Company's outstanding Common Stock, each of the current directors, each of the Named Executive Officers and all directors and executive officers as a group as of October 10, 1997.


                                                                                               Percentage of Common
Directors, Officers or 5% Stockholders(1)                            Number of Shares(2)       Stock Outstanding(3)
-----------------------------------------                            -------------------       --------------------
Kuslima Shogen                                                             2,545,467 (4)               15.8%

Stanislaw M. Mikulski                                                        686,378 (5)                4.5%

Gail E. Fraser                                                               335,000 (6)                2.2%

Michael C. Lowe                                                              245,000 (7)                1.6%

Alan Bell                                                                     65,929 (8)                 *

Stephen K. Carter                                                             10,000 (9)                 *

Donald R. Conklin                                                            25,500 (10)                 *

Robert R. Henry                                                             237,550 (11)                1.6%

Allen Siegel                                                                198,562 (12)                1.3%

All executive officers and directors as a group
(eight persons)                                                           4,349,386 (13)               25.4%


*    Less than one percent.

(1) The address of all officers and directors listed above is in the care of the Company.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (I) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of October 10, 1997 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of October

     10, 1997 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(4) Includes 1,245,967 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(5) Includes 325,128 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(6) Includes 335,000 shares underlying options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(7) Includes 195,000 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997. Dr. Lowe resigned as a director and president of the Company as July 31, 1997.

(8) Includes 45,000 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997 owned by Mr. Bell, 20,429 shares owned jointly by Mr. Bell and his wife and 500 shares owned by Mrs. Bell. Mr. Bell disclaims beneficial ownership as to the shares owned by his wife.

(9) Includes 10,000 shares underlying options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(10) Includes 10,000 shares underlying options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(11) Includes 41,250 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after
     October 10, 1997 and 20,000 shares underlying warrants which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997.

(12) Includes 45,000 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997 owned by Dr. Siegel, 37,785 shares owned by Dr. Siegel's wife, who is a former employee of the Company and 20,000 shares subject to options which were exercisable as of October 10, 1997 or which will become exercisable within 60 days after October 10, 1997 owned by Dr. Siegel's wife. Dr. Siegel disclaims beneficial ownership as to the shares owned by his wife.

(13) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 31, 1993, the Company restructured a pre-existing bank note (the "Note") to include the principal balance of $1,300,000, accrued interest of $349,072, and legal fees of $50,000 into a new term loan of $1,699,072 (the "Term Loan"). Interest was to be computed at a rate of seven and one-half percent (7.5%) per annum. The Term Loan was secured by substantially all of the assets of the Company. Ms. Shogen had personally guaranteed the Note and had pledged certain collateral, including a majority of the shares of Common Stock of the Company owned by her and certain options, as additional collateral, pursuant to a pledge agreement (the "Pledge Agreement") dated May 31, 1993 between Ms. Shogen, the Company and the bank. The Pledge Agreement secured the obligations of the Company to the bank pursuant to the Term Loan as well as a personal loan Ms. Shogen had with the same bank (the "Shogen Loan"). Substantially all of the obligations owed by the Company to Ms. Shogen were subordinated to the Note. In order to satisfy the Company's obligations to the bank pursuant to the Term Loan, from time to time, as contemplated by the Pledge Agreement, portions of the shares of Common Stock pledged by Ms. Shogen have been sold. During fiscal 1994, shares pledged by Ms. Shogen were sold in payment of such obligation in the amount of $48,673 during the quarter ended October 31, 1993, $15,945 during November 1993, $15,957 during December 1993 and $15,704 during January 1994. Through January 31, 1994, the monthly payments of interest and principal under the Term Loan were paid primarily pursuant to this procedure, and subsequent to such time, have been paid directly by the Company. The Term Loan agreement prohibited the issuance of any shares, or right to purchase any shares of the Company's stock if the result of such issuance would be to decrease the ratio of the market value of Ms. Shogen's pledged stock to the aggregate outstanding debt under the Term Loan and the Shogen Loan, below 1:1. In June 1994, the Shogen Loan and the related Pledge Agreement were amended to provide for, among other things, the issuance to Ms. Shogen, and subsequent pledge to the bank, of certain options to purchase Common Stock issued to Ms. Shogen in connection with the conversion to options of advances and interest thereon made by Ms. Shogen to the Company and accrued salary owed to Ms. Shogen by the Company. Based upon the average of the closing bid and asked prices on July 31, 1997, the shares of the Company's Common Stock pledged by Ms. Shogen to secure the Term Loan and the Shogen Loan were valued at $6,052,520 (excluding the value of shares of Common Stock underlying certain options pledged to the bank) and the aggregate outstanding debt of the Company pursuant to the Term Loan and the aggregate outstanding debt of Ms. Shogen pursuant to the Shogen Loan as of July 31, 1997 was $1,373,090 and $700,402, respectively. In connection with the Term Loan, Ms. Shogen also assigned to the bank her right to payment of up to $200,000 of outstanding debt owed to her by the Company, which amount was paid to Ms. Shogen by the Company, and paid to the bank by Ms. Shogen during fiscal 1995 and 1996. In November 1995, the Note was amended and restated and the Term Loan agreement was amended to provide for, effective as of October 1, 1995, among other things (I) the extension of the Term Loan from May 31, 1996 to August 31, 1997, (ii) a re-amortization of the payment of principal and interest based on a one hundred fifty (150) month amortization schedule, (iii) an increase in the interest rate from seven and one-half percent (7.5%) per annum to eight and three eights percent (8.375%) per annum, and (iv) the issuance to the bank of a warrant to purchase 10,000 shares of Common Stock through August 31, 1997 at an exercise price of $4.19 per share. Such warrant expired unexercised. The Company had a verbal agreement with the bank to extend the maturity date of the Term Loan until December 1, 1997 provided the Company deposited a compensating balance in the amount of the principal balance as of the date the extension was negotiated with the bank. On October 2, 1997, the Company elected to pay the entire Term Loan balance, including accrued interest, in the amount of $1,376,646.

     In accordance with their respective indemnification agreements with the Company, Ms. Shogen and Drs. Mikulski and Siegel gave written notice to the Company of their claims for indemnification of all damages, judgments, settlements, costs and expenses of investigation, costs and expenses of defense of legal actions, claims and proceedings and any appeals therefrom incurred in connection with the SEC Investigation and any related or ancillary, threatened or pending actions, suits or proceedings, whether civil, criminal, administrative or investigative. As of July 31, 1997, the amount of attorneys' fees and expenses incurred in responding to the SEC's requests of information in connection with the SEC Investigation totaled approximately $150,000.


                     PROPOSAL NO. 2 - 1997 STOCK OPTION PLAN

     The Board of Directors (the "Board") of the Company recognizes that the Company experiences intense competition from other companies for talented managers and employees and that the ultimate success of the Company depends upon its ability to attract and retain high caliber employees, officers and directors. The Compensation Committee of the Board (the "Committee") has determined that one of the most effective means to compete for such personnel is through the issuance of stock options. The Committee does not believe the Company is in a position to offer the type of retirement packages normally offered by larger corporations and thus has used the Company's 1993 Stock Option Plan (the "1993 Plan") and now intends to also use the 1997 Stock Option Plan (the "1997 Plan") to advance this compensation philosophy.

     Under the 1993 Plan, the Company reserved 3,000,000 shares for issuance. Of such 3,000,000 shares, as of October 10, 1997 a total of 2,504,702 shares are subject to outstanding stock options, 40,000 shares have been issued pursuant to the exercise of options granted and 455,298 shares are available for future option grants. Due to the relatively few shares remaining under the 1993 Plan, the Board determined to create a new plan designed to meet the Company's compensation needs. The 1997 Plan was approved by the Board on May 22, 1997. The following is a summary of the relevant terms of the 1997 Plan and so qualified in its entirety by the text of the 1997 Plan attached to this proxy statement as Appendix A.


                             1997 STOCK OPTION PLAN

     The 1997 Plan reserves a total of 2,000,000 shares for option grants. If approved by the shareholders, the 1997 Plan will terminate ten years from May 22, 1997 or May 22, 2007. Options may be granted under the 1997 Plan to any persons who are employees, consultants, advisors, or directors of the Company. The Plan is to be administered by the full Board or the Committee, which may make discretionary grants to persons meeting the eligibility criteria. The 1997 Plan also provides for formula grants to independent directors.

     Options granted under the 1997 Plan are nonqualified options. The selection of participants, allotment of shares, determination of price and other conditions of purchase of such options will be determined by the Board or Committee, in their sole discretion. The exercise price of discretionary options shall be at least equal to the fair market value of the Common Stock on the date of grant. Options constituting discretionary grants generally vest in increments of 20% per year beginning one year after grant date, until fully vested. The Board or Committee can exercise discretion to provide an alternate vesting schedule, but in no event may options granted under the 1997 Plan be exercised sooner than six months from the date of grant, provided, however, that in the event of a merger or consolidation of the Company in which the Company is not the surviving entity or a dissolution or liquidation of the Company, all options shall become immediately exercisable. Once vested with respect to any portion of an option grant, an option holder may exercise the options for a period of five years. The Board or the Committee may, in their discretion, extend the exercise period, but in no event will an option granted under the 1997 Plan expire more than ten years after the date of grant.

     Under the 1997 Plan, each independent director receives a formula grant of options to purchase 15,000 shares per year, provided the director serves continuously on the Board for an entire calendar year. Formula grants will be made on December 31 of each year. During the year in which a director is initially elected to the Board, the director is eligible for a pro rata grant of options to purchase 1,250 shares for each full month remaining in the calendar year for which the independent director initially serves. Formula grants of options vest in their entirety on December 30 of the year following the grant, provided the director has served continuously on the Board during the preceding year. The exercise price of formula options must equal 100% of the fair market value of the Common Stock on the date of grant and in no event may be granted at less than the par value of the Common Stock.

     Options granted under the 1997 Plan are nontransferable other than to immediate family members, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986.

     When an option holder ceases to be employed by the Company or to serve as a director, the option holder loses the unvested portion of the options previously granted. Thereafter, on the 190th day following the termination of employment, the entire option terminates. The Board or the Committee may, however, waive or modify this provision. Notwithstanding this provision, the Board or Committee has discretion to terminate the options of any option holder who engages in activities contrary to the best interests of the Company. In the event that the employee ceases to be employed by the Company due to death or disability, the option holder's executors, administrators, legatees, heirs or estate shall have the right to exercise the option under the same conditions under which the option holder would have been able to exercise the options. Subject to compliance with applicable laws and regulations and the consent of holders of outstanding options, the Board can amend the 1997 Plan.

Tax Consequences

     An optionee will not recognize taxable income for Federal income tax purposes upon the receipt of an option under the 1997 Plan, and the Company will not be entitled to a deduction upon the grant of an option. Upon exercise of an option, the optionee will recognize ordinary income equal to the excess of the fair market value on the date of exercise of the Common Stock received upon exercise over the exercise price for such Common Stock. However, any such optionee who is subject to the trading restrictions of Section 16(b) of the Exchange Act would, unless the optionee elected to recognize ordinary income on the date of exercise, recognize ordinary income on the date such trading restrictions terminate (the "Deferred Date"). The amount of such income would equal the excess of the fair market value on the Deferred Date of the Common Stock received upon exercise of the option over the exercise price for such Common Stock, and the holding period for long-term capital gain treatment would not begin until the Deferred Date. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by any optionee at the same time that such optionee recognized such income.

                          PROPOSAL NO. 3 - APPROVAL OF
                 PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     At present the Company is authorized to issue 25,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Preferred Stock, $.01 par value per share. As of October 10, 1997, there were no shares of Preferred Stock outstanding. Also as of that date, there were 14,847,793 shares of Common Stock outstanding and 3,917,213 shares reserved for issuance pursuant to various outstanding options to purchase Common Stock, 455,298 shares reserved for additional options which may be granted under the 1993 Stock Option Plan, 1,882,500 shares reserved for additional options which may be granted under the 1997 stock option plan and 698,251 shares reserved pursuant to outstanding warrants to purchase Common Stock. Thus, as of October 10, 1997, 3,198,945 shares of Common Stock were available for issuance.

     The Board of Directors believes that it is in the best interest of the Company to increase the authorized number of shares of Common Stock from 25,000,000 to 40,000,000. The Company may need to issue additional Common Stock to obtain additional financing, implement additional management or employee incentive programs or consummate strategic acquisitions, technology or product licensing agreements. On October 31, 1997, the Board of Directors voted to submit to a vote of stockholders an amendment to the Certificate of Incorporation increasing the authorized Common Stock. Although the Company is pursuing potential financing, the Company has no present agreement or commitment to issue any of the additional shares provided for in this Proposal.

     If this Proposal is approved, the additional authorized Common Stock as well as the currently authorized but unissued Common Stock, would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or by the rules of NASDAQ or of any stock exchange upon which the Company's shares may then be listed.

     The Company's Common Stock is currently quoted on the NASDAQ SmallCap market. One of the non-quantitative maintenance criteria recently approved for NASDAQ securities requires stockholder approval for the establishment of certain plans or arrangements by the Company or the issuance of designated securities by the Company. This criteria provides that, for so long as the Company's Common Stock is included in the NASDAQ SmallCap market stockholder approval will be required for (i) the establishment of a stock option or purchase plan or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the Company or broadly based plans or arrangements including other employees, and certain de minimus issuances thereunder or issuances to induce individuals to enter employment contracts; (ii) the issuance of securities which will result in a change of control of the issuer; (iii) the issuance of securities in connection with the acquisition of the stock or assets of another company (a) if any director, officer or substantial stockholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock or securities convertible into or exercisable for Common Stock, could result in an increase in outstanding Common Shares or voting power of 5% or more, or (b) where the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, other than a public offering for cash, if the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for Common Stock, or the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of stock or securities; or (iv) in connection with a transaction, other than a public offering, involving (x) the sale or issuance of Common Stock, or securities convertible into or exercisable for Common Stock, at a price less than the greater of book or market value, which together with sales by officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, or (y) the sale or issuance by the Company of the Common Stock (or securities convertible into or exercisable for Common Stock) equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     The additional authorized shares of Common Stock resulting from this Proposal would be the same as the existing shares of Common Stock. All outstanding Common Stock would continue to have one vote per share. Stockholders of the Company do not presently have preemptive rights nor will they as a result of the Proposal.

     Authorized  shares of Common  Stock in excess of those  shares  outstanding
(including, if authorized, the additional Common Stock provided for in this Proposal) will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of the Company more difficult. Under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders, but in which unaffiliated stockholders may wish to participate. The existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the Company's book value per share and the Common Stock ownership of such person. One of the effects of the Proposal, if approved, might be to render the accomplishment of a tender offer more difficult. This may be beneficial to management in a hostile tender offer, thus having an adverse impact on stockholders who may want to participate in such tender offer.

     It should be noted that subject to the limitations discussed above, all of the types of Board action described in the preceding paragraph can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by the Proposal, although the Proposal would increase the number of shares of Common Stock that are subject to such action.

     This Proposal and the Company's authorized but unissued Preferred Stock may generally be classified as "anti-takeover" measures and may each, or in conjunction with each other, discourage attempted takeovers of the Company which are not approved by the Board of Directors. The Company does not believe that any other provision of its current Certificate of Incorporation or By-Laws are intended or would have the effect of discouraging or making more difficult the acquisition of control of the Company.

     If the proposal is approved and the Amendment becomes effective, the first sentence of Article 4 of the Company's Certificate of Incorporation, which sets forth the Company's presently authorized capital stock will be amended to read in its entirety as follows:

     "The total number of shares of capital stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, of which forty million (40,000,000) shares shall be Common

Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.001 per share."

     The Board of Directors recommends a vote FOR approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 40,000,000 (Proposal No. 3 on the proxy card).



                    PROPOSAL NO. 4 - RATIFICATION OF AUDITORS

     On October 31, 1997, the board of directors approved the retention of KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1998. KPMG has served as auditor of the financial statements of the Company for each of the fiscal years since and including, the fiscal year ended July 31, 1993. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

     The Board of Directors recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending July 31, 1998 (Proposal No. 4 on the Proxy Card).


                          ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended July 31, 1997 accompanies this Proxy Statement.


                             STOCKHOLDERS' PROPOSAL

     It is anticipated that the Company's fiscal 1998 Annual Meeting of Stockholders will be held on or about November 19, 1998. Stockholders who intend to present proposals at such Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before July 14, 1998.


                                     GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy card, all Common Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposals Nos. 2, 3 and 4.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same Common Shares or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her Common Shares in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Company, at 225 Belleville Avenue, Bloomfield, New Jersey 07003 Attention: Gail E. Fraser, Secretary.

     The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the Common Shares represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her Common Shares will be voted in accordance with the specification so made.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                   By order of the board of directors,


                                   Gail E. Fraser, Secretary

Bloomfield, New Jersey
November ____, 1997

                              ALFACELL CORPORATION

                             1997 STOCK OPTION PLAN

     The purpose of this Plan is to encourage stock ownership by employees and directors of, and independent consultants to, Alfacell Corporation, a Delaware corporation (herein called the "Company"), to provide an incentive to such persons to develop, expand and improve the profits and prosperity of the Company, and to assist the Company in attracting key personnel and consultants through the grant of Options to purchase shares of the Company's Common Stock.

1.   DEFINITIONS

          Unless otherwise required by the context:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the Compensation Committee of the Board, which is appointed by the Board, and which shall be composed of at least two members of the Board.

          (c) "Common Stock" shall mean the Common Stock of the Company, par value $.001.

          (d) "Company" shall mean Alfacell Corporation.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f) "Immediate Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any Optionee.

          (g) "Independent Director" shall mean a director who is not an employee of the Company.

          (h) "Non-Employee Director" shall have the meaning ascribed in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended.

          (i) "Option" shall mean a right to purchase Common Stock, granted pursuant to the Plan.

          (j) "Optionee" shall mean a person to whom an Option is granted.

          (k) "Option Price" shall mean the purchase price for Common Stock under an option, as determined in Section 7 below.

          (l) "Participant" shall mean an employee of the Company, a director of the Company, a consultant or advisor to the Company or any person to whom an Option is granted under the Plan.

          (m) "Plan" shall mean this Alfacell Corporation 1997 Stock Option
     Plan.

2.   STOCK TO BE OPTIONED

     The maximum number of shares of Common Stock which may be issued upon exercise of Options granted pursuant to this Plan shall not exceed 2,000,000 shares of Common Stock of the Company. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any Option terminates, expires or is canceled with respect to any shares of Common Stock, new Options may thereafter be granted covering such shares of Common Stock.

3.   ADMINISTRATION

     This Plan shall be administered by the Committee or the Board; provided, however, that with respect to Options granted or to be granted to Employees who are subject to the provisions of Section 16(b) of the Exchange Act (i) the Committee shall be composed solely of two or more Non-Employee Directors appointed by the Board, or (ii) if the Committee includes Directors who are not Non-Employee Directors (A) such persons, by abstention or recusal, shall not participate in the vote with respect to Options granted or to be granted to Employees who are subject to the provisions of Section 16(b) of the Exchange Act, and (B) the Committee shall include at least two Non-Employee Directors, or
(iii) notwithstanding (i) or (ii) above, the transaction upon which a vote is being had shall otherwise be exempt pursuant to the provisions of Rule 16b-3(d). Except with respect to Options granted pursuant to Sections 6.2 and 6.3 hereof, the Committee or the Board shall make all decisions with respect to the operations of the Plan, the participation in the Plan by employees or directors of, or consultants or advisors to the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

4.   ELIGIBILITY

     The Board or the Committee may grant Options to any director, officer (including officers who are members of the Board of Directors), other employees or consultants or advisors of the Company. Options may be awarded by the Board or the Committee at any time and from time to time to new Participants, or to then current Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board or the Committee shall determine. Options granted at different times need not contain similar provisions.

5.   OPTION AGREEMENTS

     Each Option granted under the Plan shall be evidenced by a stock option agreement (a "Stock Option Agreement") duly executed on behalf of the Company and by the Optionee; dated as of the applicable date of grant and shall state the number of shares to which the Option pertains, the Option Price, and, except for Options granted pursuant to Sections 6.2 and 6.3, such other terms, provisions and conditions not inconsistent with the Plan, as the Board or the Committee may approve subject to the terms of the Plan. The Stock Option Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board or the Committee.

6.   OPTION GRANTS

     6.1 Discretionary Grants. Except for Options granted pursuant to Sections
6.2 and 6.3, the Board or the

Committee may grant from time to time such number of Options with such terms as they determine, to those meeting the eligibility requirements contained in
Section 4 hereof (each a "Discretionary Grant").

     6.2 Independent Directors' Regular Grants. An Option to purchase 15,000 shares of Common Stock shall automatically be granted to each Independent Director on December 31st of each year (each an "Independent Director's Regular Grant").

     6.3 Independent Directors' Pro Rata Grants. On the date of each Independent Director's initial election to the Board pursuant to a vote of the Board, such newly elected Independent Director shall automatically be granted such Independent Director's pro rata share of the Regular Grant for the year in which such Independent Director is first elected to the Board which shall equal the product of 1,250 multiplied by the number of whole months remaining in the calendar year in which such Independent Director is first elected to the Board (each an "Independent Director's Pro Rata Grant").

7.   OPTION PRICE

     The Option Price for Common Stock under each Option shall be at least 100 percent of the fair market value of the Common Stock at the time the Option is granted, but in no event less than the par value of the Common Stock. Except as the Board or the Committee may otherwise determine in good faith due to a limited or sporadic trading market for the Company's Common Stock, the fair market value of the Common Stock shall equal the average of the high bid and the low asked prices for the Common Stock during the 20 trading days preceding the date the Option is granted as reported by Nasdaq.

8.   VESTING; EXERCISABILITY AND OPTION PERIOD

     8.1 Discretionary Grants. An Option granted pursuant to a Discretionary Grant shall vest and become exercisable as to 20% of the shares underlying such Option one year after the date of grant, and as to an additional 20% of the shares each year thereafter, until the Option is fully vested and exercisable as to all of the shares underlying such Option. Notwithstanding the foregoing, the Board or the Committee may provide that an Option granted pursuant to a Discretionary Grant will vest and become exercisable in accordance with such other schedule as they may determine in their sole discretion and specify in the Stock Option Agreement; provided, however, that in no event shall an Option granted pursuant to a Discretionary Grant vest or become exercisable until a period of at least six months has elapsed from the date of grant thereof.

     8.2 Independent Directors' Regular Grants. An Option granted pursuant to an Independent Director's Regular Grant or an Independent Director's Pro Rata Grant shall vest and become exercisable on the December 30th following the date of grant. Notwithstanding the foregoing, an Option shall not become exercisable as to any shares unless such Independent Director has served continuously on the Board during the year preceding the date on which such Options are scheduled to become exercisable, or during the period of time from the date such Independent Directorjoined the Board until the date such Options are scheduled to become exercisable if such Independent Director joined the Board during such preceding year; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability (as hereinafter defined) all Options held by such Independent Director shall nonetheless vest and become exercisable as provided for herein by those persons specified in Section 11. For the purposes of this Section 8.2, "disability" shall mean a physical or mental condition which prevents an Independent Director from performing his or her duties as an Independent Director for a continuous six month period or for a total of six months during any eight month period.

     8.3 Termination of Employment. Except as provided in Section 8.4 hereof, if a Participant who is an employee ceases to be employed by the Company, his or her Options, unless otherwise exercised, shall terminate as of the close of business on the one hundred and ninetieth (190th) day following the termination of the Participant's employment with the Company; provided, however, that such Participant may exercise his or her Options during such one hundred and ninety
(190) day period following such termination of employment only to the extent that such Options had vested and became exercisable on the date of termination of Participant's employment and only to the extent such Participant would have otherwise been able to exercise such Options during such one hundred and ninety
(190) day period. Notwithstanding the foregoing, the Board or the Committee may cancel an option during the one hundred and ninety (190) day period referred to in this section, if the Participant engages in employment or activities contrary, in the opinion of the Board or the Committee, to the best interests of the Company. The Board or the Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Board or the Committee shall be final and conclusive. The foregoing provisions may be modified or waived by the Board or the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. The Board or the Committee will determine who shall be deemed to be an employee of the Company for the purposes of this Section 8.3 and Section 8.4 below at the time the Option is granted and, except for Options granted pursuant to Independent Directors' Regular Grants or Independent Directors' Pro Rata Grants, the Board or the Committee will determine what, if any, provisions concerning exercise of the Option upon the cessation of the service provided to the Company by a non-employee will be included in the Stock Option Agreement issued to such non-employee.

     8.4 Rights in Event of Death of Employee. If a Participant who is an employee while employed by the Company, or within three months after having retired with the consent of the Company, and without having fully exercised his or her Options, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his or her death; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted. The foregoing provisions may be modified or waived by the Board or the Committee and do not, in any case, apply to any Participant who is not an employee of the Company. Except for the Options granted pursuant to Independent Directors' Regular Grants or Independent Directors' Pro Rata Grants, the Board or the Committee will determine what, if any, provisions concerning exercise of the Option upon the death of the holder will be included in the Stock Option Agreement issued to any non-employee.

     8.5 Term of Options. No Option shall expire more than ten years from its date of grant. Except as otherwise determined by the Board or the Committee when the Option is granted, an Option granted pursuant to a Discretionary Grant shall expire as to each tranche of shares five years after the date on which such Option became exercisable as to such tranche of shares. An Option granted pursuant to an Independent Director's Regular Grant or an Independent Director's Pro Rata Grant shall expire five years after the date on which such Option first became exercisable.

9.   TIME AND MANNER OF OPTION EXERCISE

     Any vested and exercisable Option is exercisable in whole or in part by giving written notice, signed by the person exercising the Option, to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price for the number of shares to be purchased. The date both such notice and payment are received by the Company shall be the date of exercise of the Option as to such number of shares. No Option may at any time be exercised with respect to a fractional share. In the case of exercise in part only, the Company upon surrender of the Stock Option Agreement, will deliver to Participant a new Stock Option Agreement in substantially similar form to that surrendered evidencing the remaining shares as to which the Option has not been exercised.

10.  PAYMENT OF OPTION PRICE

     Payment of the Option Price may be in cash or by bank-certified, cashier's, or personal check or, to the extent permitted by the Board or the Committee in its sole discretion, payment may be in whole or part by:

          (a) transfer to the Company of shares of Common Stock having a fair market value equal to the Option Price at the time of such exercise, or

          (b) delivery of instructions to the Company to withhold from the shares that would otherwise be issued on exercise that number of shares having a fair market value equal to the Option Price at the time of such exercise.

     For purposes of the foregoing, the Fair Market Value shall be determined in accordance with Section 7. If the fair market value of the number of whole shares transferred or the number of whole shares surrendered in accordance with the foregoing is less than the total Option Price, the shortfall must be paid in cash.

     In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll , withholding income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee.

11.  NONTRANSFERABILITY

     No Option granted under the Plan is transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder, provided, however, that a holder may transfer or assign an Option granted hereunder to an Immediate Family Member. During the holder's lifetime, an Option may only be exercised by the holder, an Immediate Family Member upon transfer to such person or, in the event of his legal incapacity to do so, the holder's guardian or legal representative. Notwithstanding the foregoing, upon the holder's death, an Option may be exercised by the executors, administrators, legatees, or heirs of such Participant's estate.

12.  LIMITATION OF RIGHTS

     Except as provided in this Plan, no employee, director, consultant or advisor to the Company shall have any claim or right to be granted an Option under this Plan. Neither the Plan nor action thereunder shall be construed as giving an employee, director, consultant or advisor to the Company any right to be retained in the service of the Company. No employee, director, consultant or advisor to the Company shall have any rights as a stockholder with respect to any shares subject to an Option granted to such employee, director, consultant or advisor to the Company until the date of issuance of a stock certificate for such shares.

13.  CAPITAL ADJUSTMENTS

     The aggregate number of shares of Common Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend on the Company's Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 11 to exercise an

Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, notwithstanding any provisions contained in the Plan or the Stock Option Agreement, including any vesting requirements to the contrary.

14.  EFFECTIVE DATE

     The Plan shall be effective as of the date it is initially adopted by the Board.

15.  RESERVATION OF SHARES OF STOCK

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell its securities as to which the requisite authority has not been obtained.

16.  AGREEMENT AND REPRESENTATION OF PARTICIPANTS

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are not registered under the Securities Act of 1933 (the "Act"), are "restricted securities" as that term is defined in Rule 144 under the Act and are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation, or rule of any governmental agency.

17.  AMENDMENT AND TERMINATION

     Subject to the last 2 paragraphs of this Section 17, the Board or the Committee, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's initial adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

     The Plan may be amended by the Board or the Committee as they shall determine in their discretion from time to time, provided, however, that to the extent necessary to comply with any applicable law, rule, regulation, stock exchange listing or Nasdaq or other inclusion requirements to which the Company is or may become subject to in the future at the time of any such amendment, any additional authorizations or approvals required to effect such amendment shall be secured by the Company.

     No amendment shall be made more than once every six months that would change the amount, price or timing of either the

Non-Employee Director's Regular Grants or Non-Employee Director's Pro Rata Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder.

Proxy Card


                              Alfacell Corporation

                 Annual Meeting of Stockholders December 9, 1997
           This Proxy Is Solicited on Behalf of the Board of Directors

     Kuslima Shogen and Gail E. Fraser and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the direction of the proxies on such other matters as may properly come before the annual meeting of stockholders of Alfacell Corporation (the "Company") to be held on December 9, 1997 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3 and 4.

(1) Election of the following nominees as Directors to serve in such capacities until their successors are duly elected and qualified:

     Kuslima Shogen             Gail E. Fraser       Stanislaw M. Mikulski, M.D.

     Stephen K. Carter, M.D.    Donald R. Conklin


(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).)


     / / FOR all nominees       / / WITHHOLD authority for all

(2)  Proposal to approve the Company's 1997 Stock Option Plan.

     / / FOR                    / / AGAINST          / / ABSTAIN

(3) Proposal to amend to Company's Certificate of Incorporation to increase the number of authorized shares from twenty five million (25,000,000) to forty million (40,000,000).

     / / FOR                    / / AGAINST          / / ABSTAIN

(4) Ratification of the selection of KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1998.

     / / FOR                    / / AGAINST          / / ABSTAIN


/ /  Please check this box if you expect to attend the Annual Meeting in person.


                           (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                           Date:
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                                      Signature (if held jointly)


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                               PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.